EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2013 (Except for Note 20, as to which the date is April 17, 2013), relating to the financial statements and financial statement schedule of SeaWorld Entertainment, Inc. appearing in Registration Statement No. 333-185697 on Form S-1 of SeaWorld Entertainment, Inc.

/s/ Deloitte & Touche LLP

Tampa, Florida

April 17, 2013